Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-144281) pertaining to the 1999 Stock Plan and the 2007 Equity Incentive Plan of comScore, Inc.;

(2)	Registration Statement (Form S-8, No. 333-155355) pertaining to the 2007 Equity Incentive Plan of comScore, Inc.;

(3)	Registration Statement (Form S-8, No. 333-159126) pertaining to the 2007 Equity Incentive Plan of comScore, Inc.;

(4)	Registration Statement (Form S-8, No. 333-166349) pertaining to the 2007 Equity Incentive Plan of comScore, Inc.;

(5)	Registration Statement (Form S-8, No. 333-172838) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.;

(6)	Registration Statement (Form S-8, No. 333-179625) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.;

(7)	Registration Statement (Form S-8, No. 333-186764) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.;

(8)	Registration Statement (Form S-8, No. 333-194010) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.;

(9)	Registration Statement (Form S-8, No. 333-202221) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.; and

(10)	Registration Statement (Form S-8, No. 333-209310) pertaining to the Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan and the Rentrak Corporation 2011 Incentive Plan.

of our report dated March 23, 2018, with respect to the consolidated financial statements of comScore, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Tysons, Virginia
March 23, 2018